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                               UGI UTILITIES INC.

        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1

                             (THOUSANDS OF DOLLARS)

                                                    Six
                                                   Months
                                                   Ended             Year Ended September 30,
                                                 March 31,   ----------------------------------------
                                                    2006       2005       2004       2003       2002
                                                 ---------   --------   --------   --------   -------
EARNINGS:
Earnings before income taxes                      $74,476    $ 84,953   $ 83,098   $100,212   $73,665
Interest expense                                   10,844      18,079     17,698     17,412    16,365
Amortization of debt discount and expense             112         247        233        244       287
Estimated interest component of rental expense        814       1,568      1,477      1,434     1,563
                                                  -------    --------   --------   --------   -------
                                                  $86,246    $104,847   $102,506   $119,302   $91,880
                                                  =======    ========   ========   ========   =======

FIXED CHARGES:
Interest expense                                  $10,844    $ 18,079   $ 17,698   $ 17,412   $16,365
Amortization of debt discount and expense             112         247        233        244       287
Allowance for funds used during
   construction (capitalized interest)                 50          22         11          7        19
Estimated interest component of rental expense        814       1,568      1,477      1,434     1,563
                                                  -------    --------   --------   --------   -------
                                                  $11,820    $ 19,916   $ 19,419   $ 19,097   $18,234
                                                  =======    ========   ========   ========   =======
Ratio of earnings to fixed charges                   7.30        5.26       5.28       6.25      5.04
                                                  =======    ========   ========   ========   =======
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